Exhibit 10.1

Amendment Agreement

This Amendment Agreement (this “Amendment”), dated as of August 6, 2024, is made by and between Alto Opportunity Master Fund, SPC – Segregated Master Portfolio B, in its capacity as the registered holder (the “Holder”), Shuttle Pharmaceuticals Holdings, Inc., a Delaware corporation (the “Company”) and each Guarantor signatory hereto.

WHEREAS, the Company and the Buyers entered into that certain Securities Purchase Agreement, (as amended on May 10, 2023, and June 5, 2023, and as may be subsequently amended, amended and restated or modified after the date hereof, the “Securities Purchase Agreement”), dated as of January 11, 2023, pursuant to which the Company and the Holder purchased from the Company that certain Warrant to Purchase Common Stock, as amended, and that certain Senior Secured Convertible Note due March 11, 2025 (as amended on May 10, 2023, and June 5, 2023, and as may be subsequently amended, amended and restated or modified after the date hereof, the “Note”).

WHEREAS, as an Event of Default has occurred and is continuing under Section 4(a)(xvi) of the Note as a result of the matters disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 16, 2024 (the “Subject Default”).

NOW, THEREFORE, in consideration of the premises set forth above and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.	Definitions. Capitalized terms used herein but not otherwise defined herein shall have the respective meanings given such terms in the Securities Purchase Agreement or the Note, as applicable.

2.	Cash Collateral.

(a)	On the date hereof, the Company shall deliver $600,000 (the “Cash Collateral”) in cash by wire transfer of immediately available funds to the Collateral Agent. As further security for the Company’s obligations under the Note and the other Transaction Documents, the Company hereby grants the Collateral Agent a lien and security interest in, and right of set off against, the Cash Collateral. The Cash Collateral will be held in a general account of the Collateral Agent at HSBC Bank, will not be segregated and may be co-mingled with the Collateral Agent’s other funds (the “Collateral Agent’s Account”).

(b)	The Company understands and acknowledges that the Company shall not have any access to the Collateral Agent’s Account and the Collateral Agent is the sole party authorized to withdraw amounts from, to draw upon, or to otherwise exercise any powers with respect to the Collateral Agent’s Account and/or the funds deposited therein.

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(c)	If the amount of Cash Collateral on deposit in the Collateral Agent’s Account at any time exceeds the Outstanding Value of the Note, then the Collateral Agent shall promptly deliver to the Company the portion of the Cash Collateral that exceeds the Outstanding Value of the Note.

(d)	Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent shall be entitled to apply the Cash Collateral to the Outstanding Value of the Note and the Company’s other obligations under the Transaction Documents in such order as the Collateral Agent determines. In addition to, and without limiting the foregoing, the Collateral Agent shall also be entitled to exercise any other remedies available to the Collateral Agent under the Transaction Documents or under applicable law.

(e)	For the avoidance of all doubt, the Cash Collateral shall be deemed “Available Cash” for purposes of Section 15(t) of the Note.

3.	September 2024 Installment. Effective as of the Collateral Agent’s receipt of the Cash Collateral, the Holder agrees to defer the entire Installment Amount due and payable on September 3, 2024, until the Maturity Date.

4.	Waiver. Effective as of the Collateral Agent’s receipt of the Cash Collateral, the Holder waives the Subject Default. For the avoidance of doubt, the foregoing is a one-time waiver of solely the Subject Default and shall not be deemed a continuing waiver of Section 4(a)(xvi) of the Note or any other provisions of the Note or the other Transaction Documents.

5.	Acknowledgements. The Company and each Guarantor hereby acknowledges, agrees, represents and warrants as follows:

(a)	The Securities Purchase Agreement, the Note, the Warrant and the other Transaction Documents are legal, valid, binding and enforceable against the Company and each Guarantor in accordance with their respective terms.

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(b)	The Company’s and each Guarantor’s respective obligations under the Transaction Documents are not subject to any setoff, deduction, claim, counterclaim or defenses of any kind or character whatsoever.

(c)	The Holder and the Collateral Agent have valid, enforceable and perfected security interests in and liens on the Collateral (as defined in the Security Agreement), as to which there are no setoffs, deductions, claims, counterclaims, or defenses of any kind or character whatsoever.

(d)	The Holder and the Collateral Agent have honored their obligations under the Transaction Documents and have at all times acted reasonably under the circumstances.

(e)	Except for the Subject Default, (x) no Event of Default under the Note has occurred and is continuing and (y) each of the Company’s representations and warranties set forth in the Securities Purchase Agreement are true and correct as if made on the date of this Amendment.

6.	No Waivers, Modifications. Except for the waiver expressly set forth herein, nothing contained in this Amendment shall be deemed or construed to amend, supplement, modify or waive any other provisions of the Transaction Documents or otherwise affect the rights and obligations of any party thereto, all of which remain in full force and effect.

7.	Transaction Document. The parties hereto hereby agree that the term “Transaction Documents” shall be deemed to include this Amendment, as may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, for purposes of the Securities Purchase Agreement and all Transaction Documents, as amended by this Amendment.

8.	Successors and Assigns. This Amendment shall inure to the benefit of and be binding upon the Company, the Guarantors and the Holder, and each of their respective successors and assigns.

9.	Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York. The parties agree that the state and federal courts located in New York County, New York shall have exclusive jurisdiction over any action, proceeding or dispute arising out of this Amendment and the parties submit to the personal jurisdiction of such courts.

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Counterparts. This Amendment may be executed in any number of counterparts, all of which shall constitute one and the same agreement, and any party hereto may execute this Amendment by signing and delivering one or more counterparts. Delivery of an executed counterpart of this Amendment electronically or by facsimile shall be effective as delivery of an original executed counterpart of this Amendment.

11.	Disclosure/8-K obligation. The Company will disclose the material terms of this Amendment and the transactions contemplated hereby and thereby and attaching this Amendment as an exhibit thereto by not later than 9:00 a.m. on the Trading Day immediately following the execution of this Amendment, or such earlier time as may be required by law, by means of a Form 8-K filed with the Commission, which shall be subject to review and comment by the Holder (the “Form 8-K”). The Form 8-K shall also include disclosure regarding the Company’s intention to sell equity securities pursuant to a registered offering on Form S-1 in the near future. Upon the filing of such Form 8-K, the Company represents to the Holder that it shall have publicly disclosed all “material, non-public information” delivered to the Holder by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees or agents and the Company expressly acknowledges and agrees that the Holder shall not have any duty of confidentiality with respect to any material, non-public information regarding the Company or any of its Subsidiaries.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

Company:

SHUTTLE PHARMACEUTICALS HOLDINGS, INC., as Company

By	/s/ Anatoly Dritschilo
Name:	Anatoly Dritschilo, M.D.
Title:	Chief Executive Officer

Guarantor:

SHUTTLE PHARMACEUTICALS, INC., as Guarantor

By	/s/ Anatoly Dritschilo
Name:	Anatoly Dritschilo, M.D.
Title:	Chief Executive Officer

Holder:

ALTO OPPORTUNITY MASTER FUND, SPC – SEGREGATED MASTER PORTFOLIO B, as a Holder and Collateral Agent

By	/s/ Waqas Khatri
Name:	Waqas Khatri
Title:	Director

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